                                                                   EXHIBIT 99.02



                                             February 10, 1999



Heidrick & Struggles International, Inc.
233 South Wacker Drive, Suite 4200
Chicago, Illinois 60606-6303

Ladies and Gentlemen:

             I hereby consent to the references to my becoming a director of Heidrick & Struggles International, Inc. ("H&S") in the Registration Statement on Forms S-1 and S-4 of H&S, to be filed with Securities and Exchange Commission.

                                        Sincerely yours,


                                        /s/ Thomas J. Friel
                                        ----------------------------
                                        Thomas J. Friel